UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2007

Newpark Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	001-02960	72-1123385
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 Research Forest Drive, Suite 100, The Woodlands, Texas		77381
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-362-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2007, the Board of Directors of Newpark Resources, Inc. (the "Company") approved an amendment to the Indemnification Agreement dated May 7, 2006 between the Company and Paul L. Howes. The amendment deletes the provisions contained in the original Indemnification Agreement which required the Company to (i) pay for a personal liability insurance policy providing coverage acceptable to Mr. Howes, or (ii) with the approval of Mr. Howes, provide a letter of credit for the benefit of Mr. Howes in the amount of $3 million. The Company arranged for the issuance of a letter of credit as provided for in the Indemnification Agreement. Mr. Howes has determined that such insurance and/or letter of credit are no longer necessary to assure the performance of the Company's obligations under the Indemnification Agreement and has agreed to such amendments to be effective as of September 1, 2007. Except for such amendments, the Indemnity Agreement remains in effect as originally written.

A copy of the Amendment to Indemnification Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing summary of the material features of the the Amendment to the Indemnification Agreement is qualified in its entirety by reference to the Amendment to Indemnification Agreement attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exh No. Description
------- -----------
10.1 Amendment to Indemnification Agreement between Newpark Resources, Inc. and Paul L. Howes.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newpark Resources, Inc.

September 13, 2007	By:	James E. Braun

Name: James E. Braun
Title: Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Indemnification Agreement between Newpark Resources, Inc. and Paul L. Howes.